Exhibit 99.5

Privileged and Confidential – Subject to NDA Prepared at the Direction of Counsel Subject to FRE 408 and State Equivalents 1 Project Galaxy Transaction Proposal February 7, 2025 Privileged and Confidential – Subject to NDA Prepared at the Direction of Counsel Subject to FRE 408 and State Equivalents

Privileged and Confidential – Subject to NDA Prepared at the Direction of Counsel Subject to FRE 408 and State Equivalents Transaction Proposal 2 Spirit (2/7) Frontier (2/4) ▪ Agreed ▪ Agreed ▪ Agreed ▪ Frontier and Spirit to combine as part of Spirit’s ongoing chapter 11 proceedings with securities of the combined enterprise provided to Spirit stakeholders as consideration for the combination transaction ▪ Frontier to raise $800M New Money First Lien debt to facilitate paydown of existing DIP and RCF facilities, in addition to any transaction fees and accrued interest at closing ▪ New $400M RCF to be issued and [undrawn] at close Structure ▪ Spirit and its stakeholders to receive $600M First Lien Takeback debt to trade at par , pari passu with New Money First Lien debt ▪ To discuss potential backstop of new debt issuance by Spirit stakeholders, subject to further diligence ▪ Spirit and its stakeholders to receive $400M Second Lien debt Debt Consideration ▪ Spirit and its stakeholders provided $1,185M of market - determined equity value in the combined business (implies par recovery on funded debt, plus $1.15 per - share recovery to existing equity holders per current Frontier proposal) ▪ To discuss market mechanism and timing to determine valuation of equity in the combined enterprise to Spirit stakeholders (e.g., VWAP, mandatory convertible note, etc. with potential collar to be discussed) ▪ Spirit and its stakeholders provided 19.0% of the pro forma combined company on a fully - diluted basis – Illustratively assumes 52,865,110 shares based on current Frontier shares outstanding, subject to refinement at closing Equity Consideration ▪ Required parties to receive $35M ERO break - up fee at transaction close ▪ Required parties agree to waive existing $35M ERO break - up fee ERO Break - Up Fee

Privileged and Confidential – Subject to NDA Prepared at the Direction of Counsel Subject to FRE 408 and State Equivalents Transaction Proposal (Cont.) 3 Spirit (2/7) Frontier (2/4) ▪ Agreed ▪ Spirit stakeholders provided opportunity to conduct reverse diligence on key operational and legal matters, in addition to evaluation of the proposed debt / collateral structure in a manner satisfactory to Spirit and its stakeholders ▪ Frontier to complete confirmatory within 10 business days. ▪ Scope of confirmatory diligence limited to: – A limited review of Spirit’s Q4 results – Update on recent sales trends – Updated 2 - year cash forecast (incl. any impact of bankruptcy) – Disclosure of any material contracts or changes to the business since conclusion of prior engagement – Select tax diligence Diligence ▪ Frontier required to take any steps required by regulators for closing unless they would cause a materially adverse effect on the combined enterprise ▪ To the extent transaction is terminated as a result of failure to achieve regulatory approval or any reason other than a Spirit breach, Frontier to provide Spirit a reverse termination fee on transaction enterprise value in line with market precedents for similar situations ▪ N/A Reverse Break - Up Fee / Regulatory Approval

Privileged and Confidential – Subject to NDA
Prepared at the Direction of Counsel
Subject to FRE 408 and State Equivalents

Takeback Debt Terms

	Frontier (2/4)	Spirit (2/7)
Quantum	▪ $400M	▪ $600M
Rate	▪ 11.0% Cash / 8.0% Cash + 4.0% PIK	▪ First Lien Takeback debt to receive equivalent terms as New Money First Lien debt and trade at par
Maturity	▪ February 2031	▪ First Lien Takeback debt to receive equivalent terms as New Money First Lien debt and trade at par
Call Protection	▪ NC2; Par Thereafter	▪ First Lien Takeback debt to receive equivalent terms as New Money First Lien debt and trade at par
Security	▪ Falcon Loyalty Program, Falcon Brand IP, Saturn Brand IP, Saturn Loyalty Program, Saturn Cobranded Credit Card, Saturn Engines, Saturn Slots, Saturn Spare Parts, Other Saturn Assets[1]	▪ Agreed
Priority	▪ Second Lien	▪ First Lien
Covenants and Other	▪ 25% Maximum First Lien LTV	▪ To be discussed

spirit 4

Privileged and Confidential – Subject to NDA Prepared at the Direction of Counsel Subject to FRE 408 and State Equivalents 5 Privileged and Confidential – Subject to NDA Prepared at the Direction of Counsel Subject to FRE 408 and State Equivalents